Exhibit 99.1

CITI TRENDS PROVIDES UPDATE ON COVID-19 RESPONSE

SAVANNAH, GA (March 20, 2020) — Citi Trends, Inc. (NASDAQ: CTRN) today provided an update on the actions it is taking in response to the continued spread of the coronavirus (COVID-19).

Citi Trends will temporarily close all of its retail stores, effective today, March 20, 2020. Citi Trends currently expects its stores to remain closed for two weeks and plans to re-open on April 3, 2020. The Company is also temporarily closing its distribution centers and offices in New York, with associates working remotely when possible. All retail and distribution center associates will continue to receive full pay and benefits for their scheduled shifts during this time period. The Company will continue to monitor this timing based on guidance from federal, state and local authorities.

In response to the coronavirus outbreak, the Company is taking aggressive and prudent actions to strengthen its financial position and balance sheet and preserve liquidity during these uncertain times. These actions include reviewing all operating expenses, reducing capital expenditures and reducing inventory as appropriate. The Company previously announced a share repurchase program on March 13, 2020, but no repurchases have been made under such program and the Company does not intend to repurchase any shares for the time being.

“Our first priority is the health and well-being of our employees, customers and the communities we serve. We therefore made the difficult, but necessary, decision to temporarily close our stores and distribution facilities,” said David N. Makuen, Citi Trends’ Chief Executive Officer. “We look forward to reopening our stores and distribution centers and welcoming our valued customers back into Citi Trends.”

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of fashion apparel, accessories and home goods for the entire family. The Company operates 574 stores located in 33 states. Citi Trends’ website address is www.cititrends.com. CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2019. These risks and uncertainties include, but are not limited to, potential risks and uncertainties relating to the ultimate geographic spread of the coronavirus (COVID-19), the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, the potential negative impacts of COVID-19 on the global economy and foreign sourcing and the impacts of COVID-19 on the Company's financial condition and business operation. Any forward-looking statements by the Company are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235